EXHIBIT 10.3

Statement of Work #3 (“SOW”)
Xfinity Home Remote Support

This Statement of Work (“SOW”) dated March 21, 2014 (“Effective Date”) between Support.com, Inc. (“Vendor”) and Comcast Cable Communications Management, LLC and any of its operating subsidiaries and affiliates which receive services from Vendor (“Comcast” or “Company”) incorporates and is governed by the terms and conditions contained in the Master Services Agreement dated October 1, 2013 (“Agreement”), by and between Comcast and Vendor.  In the event of any conflict between the terms and conditions of this SOW and the terms and conditions of the Agreement, the terms and conditions of the Agreement shall govern.  Any capitalized term used herein but not defined shall be as defined in the Agreement.

1.0               SERVICES

1.1               Scope of Services. Vendor shall provide both inbound and outbound customer service support as set forth below to Comcast’s prospective and actual customers ( “Services”) utilizing Vendor’s customer service representatives (“CSRs,” each a “CSR”, and unless otherwise specified herein, shall refer inclusively to both “CSR Repair Agents” and “CSR Repair Specialists” as further described below), including:

a.                   Support – Basic remote education, troubleshooting and resolution of service related problems for Xfinity Home residential customers, as outlined in Section 1.2.  Vendor shall use Comcast’s’ proprietary tools and Vendor’s own proprietary tools for providing such support.

b.                   Upsell.  Selling, to the extent commercially reasonable, additional Comcast products and services (“Upsell”) to Xfinity Home residential customers as part of Vendor interaction with customers during all calls.  Vendor will Upsell only those products Comcast instructs Vendor in writing to Upsell.

c.                    Language Support – Vendor will provide the Services in the English language only unless otherwise agreed to in writing by the parties through the Change Management process (as defined in Section 13 below).

1.2	Inbound and Outbound Requirements

a.                    Inbound Service Calling.  Vendor will provide inbound call support for the following call types:

Repair: Includes calls regarding troubleshooting issues related to device performance and communication, performing diagnostic health check and monitoring, and providing customer education. Considering the Services to be provided to Xfinity Home customers (“Xfinity

Home Services”) integration with other core Xfinity services, repair calls will also include support for X1 video platform, wireless gateway devices, and other device enabled Comcast applications.

Billing:  Includes calls regarding charges, adjustments, payment arrangements, or bill payment and have most likely passed through the interactive voice unit ("IVR") and have been routed to a CSR at the request of the customer (the exception to this are complete service disconnects that are routed directly to a CSR for immediate payment in order to have service restored).

Sales: Includes establishment of a new account, adding/upgrading existing services, and moving service to another location within the Comcast footprint.

CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. THE OMITTED PORTIONS HAVE BEEN REPLACED WITH “[***].”

Retention: Includes calls from customers wishing to terminate or downgrade service and billing questions from customers rolling off existing promotions.

Self-Install (“SIK”): Includes activation support for Xfinity Home customers who receive a SIK (e.g. Control customers or customers who purchase Home Automation devices).

SIK Chat: Chat includes activation support for Xfinity Home customers who receive an SIK.

For chat-based services Comcast will provide access for Vendor agents to the chat platform used by these customers for the appropriate call types above.

b.                   Outbound Service Calling.  Comcast will provide the following information to facilitate outbound calling:

Nurture Programs: Targeted outbound calls to on-board customers in first thirty (30) days of life cycle.  These include calls to customers who have had repair call, have not armed system since install, have not set up a rule in the subscriber portal, or the like.  List of targeted customers as well as information necessary to reach those customers will be provided as described below.

Comcast will provide the following information to facilitate outbound calling:

By the last business day of the calendar month, Comcast shall provide Vendor with an updated forecast for the next calendar month as well as an outbound service calling list.  Such list shall contain at least the following with respect to each Outbound Calling Target (“OCT”):

•	Name, Address, Phone, Time Zone, E-Mail Contact information and Comcast Account Number for the OCT.
•	Vendor shall call each OCT until the earlier of: (a) such Target has been reached, and (b) three (3) calls have been placed without reaching the OCT. Unless otherwise agreed, Vendor shall not leave messages for the OCT.
•	When Vendor reaches an OCT, Vendor shall: (a) attempt to remediate any Xfinity Home technical issue the OCT is experiencing; (b) attempt to resolve any billing issue the OCT identifies; and (c) if permitted by the OCT, provide a tutorial, the form and content of which shall be agreed upon by the parties, regarding usage of the Xfinity Home system.
•	Vendor will use remote control to support training as appropriate.

Do Not Call (“DNC”):  Vendor shall maintain and implement Comcast Provided “Do Not Call” policies and train its personnel on such policies regularly, and specifically:

(i)	Vendor shall provide a data file to Comcast or an authorized agent or party an electronic list of customers or non-customers who have requested to be placed on Comcast’s Do Not Call List.. Vendor’s agents will use required scripting, supplied by Comcast, when honoring such requests with customers and non-customers.

(ii)	Records of “Do Not Call” requests must be maintained and honored by Vendor throughout the term of this SOW. All such records shall be treated as Company Proprietary Information pursuant to Section X of the Agreement.

(iii)	Vendor shall maintain a list of all telephone numbers to which Vendor initiated calls on Company’s behalf pursuant to this SOW.

SOW #3 Xfinity Home Remote Support
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(iv)	Vendor shall maintain the purpose of and disposition of all calls that Vendor initiated on Company’s behalf; and

(v)	Vendor shall maintain daily dialer reports indicating on a per campaign basis the total number of outbound telephone calls initiated on Company’s behalf that are answered by a live person, and the total number of calls answered by a live person that are abandoned as defined under applicable law, including without limitation, as defined in 16 C.F.R. Part 310.4(b)(1)(iv).

In exercising its rights and performing its obligations under this SOW, Vendor shall conduct its business and represent Company in a professional, ethical, legal and businesslike manner.  Vendor agrees that it will:  (a) utilize only competent personnel; (b) conduct its operations at all times in such a manner that its actions or the actions of its personnel will not jeopardize Company’s or its affiliates’ respective relationships with their communities of operation or with their actual or potential customers; and (c) ensure that personnel maintain a polite, cooperative manner when dealing with any and all prospective and actual customers.  Company shall have the right for any reason, not inconsistent with applicable laws, rules or regulations, to request that Vendor discontinue using any person or persons for the Vendor Services.  Said discontinuance shall take effect immediately upon Company's written or oral notice to Vendor, and Vendor shall not furnish such person or persons to Company to perform Vendor’s obligations under this SOW again without the prior written consent of Company.

Vendor will provide the Outbound Service Calling described in Section 1.2(b) above Monday through Sunday, 8:00 AM to 9:00 PM, subject to the specific request of a Company representative and subject to all applicable federal, state and local laws and restrictions. If applicable laws require more restrictive calling times and days than requested, such more restrictive calling times and days shall apply.

Vendor will only use the Company provided “Caller ID” name and phone number to appear on the call recipient’s location. This phone number must be usable by the called party for making “Do Not Call” requests.

Vendor will only use the Company provided name and telephone number and script to be included on the abandoned call message played for customers pursuant to 16 C.F.R. Part 310.4(b)(4)(iii).  The telephone number shall be usable by the called party for making “Do Not Call” requests.  Furthermore, Vendor shall provide a copy of the Company Do Not Call Policy provided by Comcast to Vendor upon request by a called party.

Company will provide Vendor with all telephone numbers required for the Outbound Service Calling program hereunder, which Vendor may rely upon as compliant with the provisions of this SOW and the Agreement.  In relying on such telephone numbers, Vendor may not:  (1) initiate any telephone call to any residential telephone line using an artificial or pre-recorded voice to deliver a sales message; (2) use a telephone facsimile machine, computer, or other device to send an unsolicited advertisement to a telephone facsimile machine;  (3) use an automatic telephone dialing system in such a way that two or more telephone lines of a multi-line business are engaged simultaneously; and (4) record any telephone conversation in violation of any federal, state or local laws, rules or regulations.  Vendor shall take all necessary steps and precautions to comply with these requirements.

If Vendor receives a request from an actual or prospective customer to not receive calls from Vendor for a specific campaign, Vendor must (1) record the request and (2) place the customer’s name and telephone number on the Do Not Call list for such campaign at the time the request is made.  Vendor shall remove such phone number from its current and future calling lists.

Vendor’s calls shall only be made to the telephone numbers provided by Company to Vendor.

Vendor agrees that Company may monitor Vendor’s employees from time to time in their performance of the Services.  Further, Vendor shall conduct periodic performance reviews with Company upon the prior written request of Company.  Vendor shall cooperate with Company to satisfy monitoring requirements and Comcast quality assurance standards, and shall be responsible for the digital recording of all calls made on behalf of Comcast on Vendor’s telephony systems.  Vendor agrees further that, for any government investigation related to any Services and/or Campaign conducted by the Vendor or its subcontractors for Company, Vendor and its subcontractors shall promptly comply, at their own cost, with Company’s request for documents and/or information related to such campaign or Services, including if such investigation or request for documents is made after the termination of this SOW.

SOW #3 Xfinity Home Remote Support
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Without limiting the generality of Section 4.4 of the Agreement, Vendor shall maintain throughout the term of this SOW and for a period not less than two (2) years thereafter:

(a)	a list of all telephone numbers to which Vendor initiated calls on Company’s behalf pursuant to this SOW;

(b)	the disposition of all calls that Vendor initiated on Company’s behalf; and

(c)	daily dialer reports indicating on a per campaign basis the total number of outbound telephone calls initiated on Company’s behalf that are answered by a live person, and the total number calls answered by a live person that are abandoned as defined under applicable law, including without limitation, as defined in 16 C.F.R. Part 310.4(b)(1)(iv).

1.3               Support Personnel. Vendor shall provide all customer service support personnel necessary to perform the Services required by this SOW in accordance with call volume forecasts provided by Comcast as described in Section 6 of this SOW (“Forecasts”).

1.4               Escalations.Vendor, when providing the Services, shall use the escalation procedures provided by Comcast in writing. Upon written notice from Comcast, Vendor shall promptly update documentation provided to Vendor’s CSRs with any modifications to the escalation procedures. Vendor shall ensure that its CSRs are informed of such modifications and receive training on the modifications, if necessary.

1.5                CSRs.Vendor’s criteria for selecting CSRs who provide the Services hereunder shall reflect the following:

a.	CSR Repair Agents.

CSR Repair Agents:: 1) excellent written and oral communication skills, 2) the ability to interpret a flow chart to deliver a work process, 3) the ability to learn new technical concepts quickly, 4) communicate technical directions over the phone to inexperienced computer users, 5) excellent customer interaction skills, 6) strong organizational and multitasking skills, 7) ability to problem-solve, 8) the ability to follow written instructions, and 9) the ability to type 30 to 40 words per minute.

CSR Repair Agents:  1) one (1) year of related experience in a customer service environment, 2) an understanding of wired and wireless home networks using multiple network technologies such as cable modems, routers, printers, etc. (DNS, DHCP, WAN, LAN, TCP/IP, Port Forwarding), and 3) successfully passing a technical test and completed an interview process.

b.	CSR Repair Specialists.

CSR Repair Specialists: 1) excellent written and oral communication skills, 2) the ability to communicate technical concepts clearly to customer’s level of understanding, 3) excellent customer interaction skills, 4) very good organizational and multitasking skills, 5) the ability to problem solve and resolve problems creatively, 6) the ability to review SOPs (standard operating procedures) and provide feedback and ideas, and 7) the ability to type 30 to 40 words per minute.

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CSR Repair Specialists:: 1) a minimum of two (2) years of related experience in customer service dealing with customers, 2) hardware/software technical support, 3) troubleshooting Windows XP, Vista and 7 Platforms to the registry level, 4) home networks (wire and wireless) using multiple network technologies such as switches, routers, printer, etc., 5) networking technologies TCP/IP, DNS, Firewalls, 6) internet connectivity using cable, DSL, satellite, dial-up, consumer/business peripherals – printers, scanners, fax, MP3 players, digital cameras, cellphones, PDAs, 7) internet security in areas of virus and spyware, 8) courses in technology related fields and customer service. MSDST, A+, HDI Support Center Analyst or other relevant certifications a plus, and 9) successfully passing a technical test and completing an interview process.

1.6                Regulatory Compliance.  In addition to any other requirements contained in the Agreement or this SOW, Vendor shall comply during the term of this SOW, with all laws, statutes and regulations related to supporting and servicing residential security and low voltage services and systems in the state in which Vendor is located and the state(s) in which the CSRs are located.  Vendor shall obtain and maintain during the term of this SOW, all licenses, permits, registrations and other requirements of such states for Vendor and its CSRs.

2.0          DESIGNATED FACILITIES

2.1.              Locations:  Work from Home (“WFH”) Agents.   The parties agree that Vendor’s CSRs shall be home-based employees.  Vendor shall ensure that its CSRs perform the Services and other work for Comcast exclusively in the United States and/or Canada, unless otherwise stated in an amendment to this SOW, specific to each applicable non-US location. Notwithstanding the foregoing, Vendor may provide development related work on Vendor’s platform, Vendor’s software, back-office related work and Vendor’s Network Operations Centre (but not other Services or work paid for by Comcast) performed by employees and subcontractors in India.

3.0               TERM AND TERMINATION

3.1               Term.  This SOW shall commence as of the Effective Date and shall continue for a term of one (1) year (“Initial Term”).  This SOW shall automatically renew for an additional one (1) year period starting at the end of the then current term, unless written notification of cancellation is provided by either party to the other party no less than sixty (60) days prior to the termination of the then current term (each a “Renewal Term”).

3.2                Termination for Convenience. Notwithstanding anything in the Agreement to the contrary, Comcast shall have the right to terminate this SOW, at any time and for any reason, effective upon ninety (90) days prior written notice to Vendor.

4.0               TRANSITION RESOURCES

Vendor shall provide the following resources to Comcast to support the launch of the Services or the launch of a modification to the Services.

Phase 1 (Pre-Production)

•	Provide one experienced CSR recruiting resource for at least two weeks to support recruiting efforts by Vendor.

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•	Provide one experienced trainer to help certify the trainer(s) for the Services.
•	Provide two (2) subject matter experts, on a supervisory level to support the first two weeks of nesting of new CSRs.

Phase 2 (1st two weeks of production)
•	Provide two (2) subject matter experts on a supervisory level to support the first two (2) weeks of Services in production mode.
•	Ensure that a manager is available prior to the end of the second week of production to evaluate the Services and make adjustments as agreed to between Comcast and Vendor.

5.0                TRAINING

Vendor shall ensure that each person performing the Services has the necessary training to successfully perform their role in delivering the Services.  Comcast shall have the option to attend and monitor any Vendor training sessions.  Comcast will provide an initial training class for Vendor agents (CSRs and CSR candidates) and Vendor trainers, as well as all training materials, to successfully perform their role in providing the Services.  Ongoing training includes a variety of refresher sessions as directed by Comcast.  Refresher session(s) will be determined based on the business needs of Comcast and from feedback received from Vendor’s Operations, Quality and Training teams.

5.1               Initial Training Sessions. Comcast will provide training using Comcast approved curriculum to the initial classes of CSRs and CSR candidates as well as any other Vendor training personnel assigned to provide and support the Services (the “Training Program”) in a virtual environment.  Comcast will provide the training documentation that covers all aspects relating to the “call types” for which Vendor will be making.  Vendor shall incorporate modifications to the Training Program as required by Comcast and as otherwise agreed upon by the parties.  Vendor may incorporate its proprietary internal learning tools and methods including learning simulations and automation technology. Vendor shall utilize Comcast assessment methods and tools and will provide documentation confirming that each person providing the Services has successfully completed the Training Program according to the criteria provided by Comcast.  Vendor is expected to maintain pass/fail reporting for each person (with “pass” requiring at least [***] score on the certifications test(s) administered by Vendor’s training department) including action plans for remedial training for those who did not successfully complete the Initial Training Program.  These action plans will be made available to Comcast upon written request. Comcast will pay Initial/New Hire training at the Training Rate for Comcast requested ramp or increase to the Forecast. Comcast will not be responsible for the Initial Training Program costs of those who are unable to successfully pass the Initial Training Program after remedial training.

5.2                Train the Trainer Training.  As part of the Initial Training Program, Comcast shall provide an initial Comcast-specific job training session (“Train the Trainer”) for Vendor’s training personnel and personnel providing the Services. Vendor shall provide subsequent training to its training personnel at Vendor’s sole expense.  Each party shall be responsible for its own travel costs and expenses related to visits to the other party’s sites for training purposes, provided; however, Vendor will only be responsible for the costs and expenses for [***] trips per year to Comcast designated sites related to Train the Trainer, certification of trainers, or training manager meetings.  Costs and expenses for any additional trips required by Comcast will be borne by Comcast.  Comcast is not responsible to pay the Training Rate for Train the Trainer sessions.

5.3               Certification of Trainers.  Comcast reserves the right to create a certification program for personnel assigned as trainers for Comcast’s account which Vendor shall implement.  Once implemented, any trainer not certified as set forth in the certification program must be removed from any activities related to training CSRs for Services until such time that they are certified.  A trainer must meet the following minimum Comcast standards to conduct training programs for the Services: (i) attend the Initial Training Session and participate as a student; and (ii) complete Train the Trainer training.  Comcast may, in its sole discretion, waive some or all of the requirements noted above.

SOW #3 Xfinity Home Remote Support
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5.4               Ongoing Training Sessions.  Once Vendor has a sufficient number of training personnel for the Services to support additional classes of CSR’s, Vendor shall provide training for the Services in the manner set forth in Section 5.1 above.

5.5               Length.  The length of Training Programs is forth below. The Training Program (including duration) may be modified by Comcast with at least thirty (30) days in advance notice to Vendor. Vendor shall have the option of adjusting training hours by [***] without notice to Comcast.  Any such variation shall have no effect on the hourly training rates for such training.  Should Vendor require an increase or decrease greater than [***] of the training hours set forth below, Vendor shall notify Comcast in writing and request approval of such modification prior to implementing any such change in the training hours.

Program	Training Program Hours
Xfinity Home	[***]

5.6               Vendor Onboarding Training.  It is Vendor’s responsibility to train CSRs on Vendor’s processes and procedures prior to beginning the Training Program (“Onboarding”). Time spent in Onboarding shall not be billed to Comcast.

5.7              Continuing Education.  Comcast agrees to pay for all preapproved reasonable costs for on-going training and training development for Vendor’s CSRs due to changes to Comcast’s products, services, policies and procedures (collectively “Continuing Education Training”). Vendor shall provide Comcast an estimate for Continuing Education Training at least thirty (30) days prior to the date Vendor desires to commence such training and receive written approval prior to proceeding with such training.

5.8               Remedial Training.  Vendor shall be responsible for costs associated with all remedial training directed toward a specific person(s) to reinforce the Training Program (“Remedial Training”).  Vendor is responsible for identifying additional educational needs to support the Services and developing a monthly training plan to address such educational needs for such persons.

5.9                Attrition Training.  Vendor shall be responsible for all costs associated with providing the Training Program to new CSRs or other personnel filling positions due to the reduction or decrease in the total percentage of CSR’s or other personnel providing the Services not due to internal transfers or promotions.

5.10            Training to Floor Transition Process.
If applicable, Vendor will develop and present a documented training to floor transition process for Comcast review and approval prior to the first New Hire Training.  The process will document the length of transition and the number of teaching assistants supporting the trainer during transition. This process should be shared with Comcast at least fourteen (14) days prior to the New Hire Training class start date.

5.11            Up-Training.
Up-Training means the training of CSR(s) on additional services or Upsell opportunities not then being provided by Vendor or in cases where training needs to occur given new regional specific policies or procedures or billers. Vendor may provide Up-Training as requested by Comcast.  In such cases, Comcast will pay for such Up-Training as set for in Section 8.4 below.  For any request for Vendor to perform Up-Training, Comcast will make such request, including the training requirements, the required duration of such additional training for each affected CSR, the agenda and the expected date of completion of the Up-Training, to Vendor in writing in the [***] Forecast (as defined below).  Any other Up-Training in excess of the forecasted training will be handled through the Change Management process set forth in Section 13 of this SOW.

SOW #3 Xfinity Home Remote Support
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6.0               HOURS AND STAFFING

6.1               Forecasts.  Comcast will prepare forecasts as set forth below.  Productive Hours shall mean the total number of hours spent by Vendor’s personnel assigned to provide the Services in talk time, hold time, available time, chat time, wrap up time and outbound time.  Unless otherwise agreed to by the parties, each forecast will include the Productive Hours Vendor will be required to deliver, using the historical average handle time (“AHT”) forecast provided by Vendor to Comcast and number of full time equivalent personnel (“FTE”) to fulfill the Productive Hours ( “Forecast”).  The parties shall work together to develop a planning model for staffing FTE inclusive of new hire plans, shrinkage, AHT and other assumptions that support the delivery of Productive Hours (the “Staffing Planner”) upon the Effective Date. Comcast and Vendor will mutually agree upon and participate in the preparation of other workload volume forecasts, as reasonably required for the successful performance of the Services. All final locked forecasts must be stored in the reporting portal as designated by Comcast.  As part of Services, Vendor will provide an analyst dedicated to Comcast’s account to ensure the timely development of workload volume forecasts upon the Effective Date.  In the event Comcast does not provide Vendor with timely locks for the [***] Forecasts, the forecast will default to the last forecast or the latest lock forecast provided by Comcast to Vendor.

a.                   [***] Outlook. Comcast will provide a [***] days rolling Forecast on a monthly basis which includes any other information which would be relevant for the Vendor to provide the Services, such as Comcast product changes or recurrent training requirements (the “[***] Outlook”).  Vendor will use [***] Outlook to plan recruitment, selection and training of Vendor CSR(s).

b.                   [***] Forecast.  Comcast will provide Vendor with a Forecast no less than [***] days in advance of the first day of the fiscal month to which the Forecast applies (“[***] Forecast”), [***] for planning purposes. If the [***] Forecast reflects an increase or decrease in Productive Hours by [***] from the prior [***] Forecast, the [***] Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing.   If the [***] Forecast reflects an increase or decrease in Productive Hours by more than [***] as compared to the prior [***] Forecast, the Vendor may: (i) accept the revised FTEs as stated in the [***] Forecast at which time the [***] Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing; or (ii) notify Comcast within [***] days of receipt of the [***] Forecast that it does not accept the revised FTEs and  the parties shall mutually agree in writing on the revised number of FTEs required for Productive Hours after which the [***] Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing.

c.                  [***] Interval Forecast.  Each Friday, Comcast will provide a [***] day Forecast to Vendor with the half-hour intervals for the week (Sunday through Saturday) beginning on the third Sunday after the Forecast is submitted (the “[***] Interval Forecast”). If the [***] Interval Forecast reflects an increase or decrease the Productive Hours in any day by [***] as stated in the locked [***] Forecast for the same date, the [***] Interval Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing.    If the [***] Interval Forecast reflects an increase or decrease in the Productive Hours in any day by more than [***] as stated in the locked [***] Forecast for the same date, the Vendor may: (i) accept the revised FTEs as stated in the [***] Interval Forecast at which time the [***] Interval Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing; or (ii) notify Comcast within [***] days of receipt of the [***] Interval Forecast that it does not accept the revised FTEs and the parties shall mutually agree in writing on the revised number of FTEs required for Productive Hours after which the [***] Interval Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing.

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d.                    [***] Interval Forecast.  Each Friday, Comcast may provide a rolling [***] Forecast to Vendor with the half-hour intervals [***]. If the [***] Interval Forecast reflects an increase or decrease any [***] interval Forecast [***], and an increase or decrease the Productive Hours in any day by [***] the [***] Interval Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing.   If the [***] Interval Forecast reflects an increase or decrease of any [***] interval Forecast by more than [***], and an increase or decrease the Productive Hours in any day by more than [***], the Vendor may: (i) accept the revised FTEs as stated in the [***] Forecast at which time [***] Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing; or (ii) notify Comcast within [***] of receipt of the [***] Forecast that it does not accept the revised FTEs and the parties shall mutually agree in writing on the revised number of FTEs required for Productive Hours after which the [***] Forecast shall be deemed locked and cannot be further revised unless mutually agreed to by the parties in writing.

6.2                Adjustments.

a.                   [***] Adjustments. In any week where performance of the Productive Hours has commenced, Comcast may request Vendor with [***] prior written notice to increase or decrease Productive Hours for [***]. Upon receipt of such request, Vendor shall adjust the Productive Hours and FTEs accordingly. If Comcast requests Vendor to increase or decrease Productive Hours for any [***], Vendor shall adjust the Productive Hours and FTEs by [***] and will use commercially reasonable efforts to conform to the requested adjustments that are in excess of [***].

b.                    Average Handle Time (“AHT”) Adjustments.  Vendor may adjust the AHT information provided to Comcast upon a Forecast becoming locked; provided however, notwithstanding anything in this SOW to the contrary, if Vendor adjusts AHT by more than [***] from the AHT used in that locked Forecast, Comcast may adjust other Forecasts dependant on that AHT by the amount necessary to accommodate such AHT adjustment in addition to any allowed adjustment in such Forecast.

c.                   Staffing Adjustments.

i.             If Comcast requests an increase- in Productive Hours by [***] intervals which are in excess of the amount Comcast is permitted to request or are otherwise not mutually agreed to by the parties as set forth herein, Vendor shall use its commercially reasonable efforts to provide the requested Productive Hours (the “Best Efforts Hours”)    In such cases, Vendor may invoice, and Comcast shall pay for, the Best Effort Hours delivered; provided however, the Best Effort Hours shall not exceed the increased Productive Hours requested by interval.

ii.            If actual Productive Hours for an interval exceeds the locked Productive Hours forecasted for that interval by the greater [***], Vendor may bill for the actual Productive Hours for that interval up to a maximum of [***] over the locked Productive Hours forecasted for that interval; provided, however the total Productive Hours billed for that month shall not exceed the total locked Productive Hours across all [***] intervals forecasted for that month.

d.                   Comcast Requested Overtime.  Comcast may request Vendor to provide staffing for overtime Productive Hours which are additional to and not part of Best Efforts Hours (“Overtime”).  All Overtime requests must be made in writing (including email) to Vendor by an authorized representative of Comcast. Vendor shall accept or decline the Overtime request within [***] receipt by Vendor. All Overtime worked by Vendor shall be logged within the approved Comcast work force management system to ensure all Overtime is accurately tracked.  Approved Overtime will be paid to Vendor in accordance with the rate set forth in this SOW. Comcast shall only be responsible to pay Overtime if the Overtime is within the time/day requested by Comcast for the Productive Hours requested. Vendor shall include a copy of the Overtime preapproval with the supplemental information submitted with Vendor’s monthly invoice.

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6.3               Other Forecasts.  Comcast and Vendor will mutually agree upon and participate in the preparation of other workload volume Forecasts, as reasonably required for the successful performance of the Services. These Forecasts may include, without limitation, yearly, quarterly, monthly, weekly, daily and interval Forecasts. All final locked Forecast(s) must be stored in the reporting portal as designated by Comcast.  As part of the support structure, Vendor will provide an analyst dedicated to Comcast’s account to ensure the timely development of workload volume Forecasts upon the Effective Date.
6.4                Hours of Operation and Personnel

a.                    Full Time Managers.  To reduce attrition, all managers assigned for the performance of the Services shall be full-time Vendor employees.

b.                    Hours of Operations.  Unless otherwise expressly provided herein,Services will be provided to Comcast 24 X 7 (Sunday through Saturday) (the “Operations Hours”) as forecasted. Notwithstanding the foregoing, Comcast may revise the Operations Hours by providing Vendor with fifteen (15) days prior written notice. Comcast may revise the foregoing Operations Hours to required staffing needs during the ramp--up period.

c.                    Key Vendor Personnel.  Key Vendor Personnel means Vendor’s employees in key positions that are deemed by Comcast to be critical to the success of the Services including: [***]  Key Vendor Personnel shall each be assigned to provide the Services during the term of this SOW.  Vendor may replace Key Vendor Personnel without providing Comcast with prior notice provided that the replacement has the same skill sets in all material respects as the Key Vendor Personnel being replaced. Comcast shall have the right to review the resume of such new Key Vendor Personnel.  Comcast will not be charged for any time necessary to train replacement Key Vendor Personnel.

d.                   Staffing and Support Ratios.

Vendor shall maintain the following staffing and support levels during the term of this SOW unless otherwise notified by Comcast via the Change Management process as defined in Section 13 of this SOW:

•	Vendor ratios for [***] will be maintained [***].
•	Vendor ratios for [***] will be maintained at [***]
•	Vendor ratios for [***] personnel shall be maintained [***].

7.0               MEETINGS AND IMPROVEMENTS

7.1               Meetings.  Vendor agrees to participate in daily, weekly and monthly status meetings to review performance metrics, goals, quality, and recommendations to improve business performance.

7.2                Improvements. To the extent applicable, Vendor shall provide recommend improvements to current business processes and provide documented plans to address these improvements to Comcast.

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7.3               Quarterly Business Reviews. Vendor shall attend Quarterly Business Reviews (“QBR”) at the designated Comcast location or Vendor’s office. Each party is responsible for its own expenses incurred while traveling to and attending the QBRs.

8.0               BASE FEES AND PAYMENT

8.1               Productive Hourly Rate.  Comcast shall pay Vendor in arrears each fiscal month (i.e. Jan 22- Feb 21) based on the number of Productive Hours at the rate set forth below per Productive Hour.  As used herein, “Productive Hour(s)” means the total number of hours spent in talk time plus hold time plus available time plus wrap up time, chat time and outbound time.  Notwithstanding anything to the contrary, wrap up time includes all time when the CSR is working on a customer issue.

8.2               Training Hourly Rate.  Comcast shall pay Vendor in arrears each fiscal calendar month the CSR Training Hourly Rate as set forth below for CSRs’ engaged in Training Programs or Training Programs.

8.3               Overtime Rate. Comcast shall pay Vendor in arrears each fiscal calendar month the CSR Overtime Rate of as set forth below per Productive Hour worked per CSR that meets the criteria set forth in Section 6.2 (d) above.

Designated Facility (all WFH) & CSR Type	Productive Hourly Rate *	Overtime Rate *	Training Hourly Rate *
CSR Repair Agent	[***]	[***]	[***]
CSR Repair Specialist	[***]	[***]	[***]

* Rates are for English speaking CSR Repair Agents and Specialists.

8.4              Up-training / Continuing Education:  Comcast will pay Vendor for Up-training / Continuing Education at the Productive Hourly Rate.

8.5               Outages.    Comcast will pay Vendor at the Productive Hourly Rate for any lost Productive Hours as a result of any downtime caused by a Comcast network outage that renders Vendor unable to provide the Services, provided that such lost Productive Hours when combined with the Productive Hours in which the Services were performed shall not exceed the total Production Hours set forth in the applicable Forecast, as adjusted pursuant to Section 6.  Comcast will not pay for any lost Productive Hours as a result of Vendor network, facility or telecommunications outage/downtime.

9.0               SERVICE LEVELS

Comcast will pay Vendor the hourly Productive Hourly Rate as set forth above plus pay for performance component (“Bonus Rate”) which will be added to the Productive Hourly Rate upon Vendor’s meeting or exceeding the Service Level Targets as more fully described herein in Exhibit A.  The metrics set forth herein will be used by Comcast to measure Vendor’s performance related to the Service Level Targets for each fiscal month. Comcast will provide Vendor with quarterly targets.  Comcast may adjust Service Level Targets other than Line Adherence by providing Vendor with sixty (60) days advance written notice of such modification to the Service Level Targets.

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10.0	OPERATIONAL INFRASTRUCTURE

10.1            Incident Management

a.                   In the event that Vendor experiences a complete service interruption or any interruption of Comcast tools or telephony, Vendor must notify Comcast’s National ROC at 877-544-6762, within fifteen (15) minutes of incident detection.

b.                   Vendor shall have key technical resources readily available to join Comcast’s conference bridge when there is any type of service disruption.

c.                    Vendor shall participate in all calls or meetings and to document the resolution of any service disruption via a post mortem root cause analysis report which shall be provided to Comcast within three (3) days of issue resolution.

10.2           Maintenance Notification

a.                    Vendor shall provide Comcast with no less than two (2) weeks advance written notice regarding any regularly scheduled remedial and or preventive maintenance.

b.                    Vendor shall provide Comcast with written notice as to any requirement for  emergency maintenance no less than twenty-four (24) hours after  such determination has been made.

11.0	REPORTING

11.1            Requirements. Vendor will provide, at no additional cost to Comcast,  call center metric reports electronically on a daily, weekly, monthly, quarterly and annual basis (as required) in a format easily imported into Excel spreadsheets in accordance with Comcast’s requirements. These reports will provide, but shall not be limited to, the following information:

•	New hire attrition report – agent tenure, agent hire date/term date.
•	HR report for attrition; monthly.
•	Month over month FTE Report – Actual vs. forecasted
•	Pay for Performance (PFP) reports as required
•	Agent hierarchy File for quality programs
•	Old/new PFP reconciliation
•	Timeliness and integrity of reports and ID Management
•	Maintain a Point of Contact (POC) list for all major functions – include an off hours contact: leadership, operational, reporting, technology
•	Attend regularly scheduled performance reporting meetings.
•	Standard Call Center Metrics (SL, AHT, Occupancy, ASA, etc.)
•	Percent of successful remote connections

12.0            ACCESS TO VENDOR SYSTEMS

Vendor shall provide Comcast with unimpeded password protected remote access to Vendor’s monitoring tools (e.g., tools used to monitor to Vendor’s personnel performing the Services on a random basis and/or to review electronic responses on a random basis, including, but, not limited to, remote monitoring of all live calls to all toll free numbers Comcast sends to Vendor) prior to Vendor commencing to provide the Services. Vendor shall ensure that the remote monitoring capability provided to Comcast complies with applicable State and Federal laws. Comcast reserves the right to audit Vendor’s performance of this SOW and the Services by whatever means Comcast deems appropriate with or without notice to Vendor, including, but not limited to, customer surveys, monitoring calls and/or other work related activities (either onsite or remotely) provided as a part of the Services to the extent permitted under applicable law and, in the case of financial audits, on thirty (30) days written notice. Comcast may utilize Comcast personnel or third parties to conduct such audits. If requested by Comcast, Vendor will provide Comcast with copies of all records of Vendor’s performance of the Services, including, but not limited to, phone records, reports and such other information and records in the format requested by Comcast.

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Comcast will timely provide such data from Comcast systems as may be necessary for Vendor to fulfill its obligations hereunder as well as data required for invoicing purposes. Comcast will provide Vendor with work force management and real time data necessary for Line Adherence and scheduling.

13.0            CHANGE MANAGEMENT

Comcast may at any time during the delivery of the Services request additions, deletions or alterations (a “Change”) to the program in writing or by using a Change Management Form (attached hereto as Exhibit B). Within ten (10) business days after receipt of a request for change or a Change Management Form, Vendor will submit a proposal to Comcast which shall include any changes in pricing or in the delivery of the Services necessitated by the change.  Comcast shall, within ten (10) business days of receipt of the proposal either (i) accept the proposal or Change; (ii) meet with Vendor to discuss the proposal or Change to determine if the proposal or the perform the Change in which event the parties shall continue to perform the Services in accordance with this SOW or as previously amended.  No such Change shall be considered nor shall Vendor be entitled to any compensation for work done pursuant to or in contemplation of a Change, unless such Change is authorized through either written amendment of this SOW or a Change Management Form executed by both parties.

Each party represents to the other that the person signing on its behalf has the legal right and authority to enter into the commitments and obligations set forth herein.

IN WITNESS WHEREOF, the parties have executed this SOW as of the date first above written.

COMCAST CABLE COMMUNICATIONS MANAGEMENT, LLC		SUPPORT.COM, INC.

By:	/s/ Peter K. Kiriacoulacos	By:	/s/ Roop K. Lakkaraju

Print Name:	Peter K. Kiriacoulacos	Print Name:	Roop K. Lakkaraju

Title:	Executive Vice President & Chief Procurement Officer	Title:	EVP, CFO & COO

Date:	3/28/14	Date:	3/21/14

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Exhibit A
Service Level Targets

For purposes of this SOW, the following Service Level Targets will apply to the Services during the term of this SOW.

The Bonus and Penalty Rate percentages below denote percentages of Productive Hourly Rates in the applicable fiscal month.

a.            VOC: Vendor shall meet the Service Level Target for Voice of Customer (“VOC”).  VOC is measured by the Comcast customer’s scoring related to their satisfaction with the last CSR that the customer interacted with on the phone.  A third party survey agent conducts the automated survey after the last interaction and the customer’s rating of satisfaction with that CSR is scored and reported out to Vendor and CSR.  The Bonus and Penalty for achievement or failing to achieve the Service Level Target is:

Service Level Target	Rate
[***]	[***]
[***]	[***]

The parties acknowledge that as of the Effective Date, Vendor is providing certain telecommunication and technology services hereunder (as more particularly described in Section 4.14(a), Exhibit D, and the Appendices to Exhibits C and D of the Agreement, the “Telephony Services”), until such date upon which Company commences the provision, and Vendor discontinues provision, of such Telephony Services (such date, the “Avaya Conversion Date”). Notwithstanding anything to the contrary herein, the parties agree that the Service Level Target for VOC specified above shall not take effect until the first full fiscal month after the sixty (60) day period commencing on the Avaya Conversion Date.

b.                   Line Adherence. Vendor is required to meet a staffing target that is equal to a minimum of [***] of the interval requirements for all intervals with more than 25 FTE staffed.  The fiscal month will be considered met if Vendor meets a minimum of [***] of the thirty (30)-minute intervals at the [***] interval requirement.  The intervals start on each hour and at the half of each hour adjusted for Comcast requested training (additional training).  The below Bonus and Penalty applies on a fiscal month, which is measured by total non-missed intervals divided by the total number of operational intervals in a fiscal month:

Actual Line Adherence	Rate
[***]	[***]
[***]	[***]

c.	Adjusted Bonus Percentages. In the event that Comcast elects to waive the Service Level Target for any fiscal month, Comcast shall notify Vendor of such decision as soon as reasonably practical.

d.	AHT Target.

Starting AHT [***] (outbound) and [***] (inbound) (excluding any Upsell time and any remote control time).In the event that type of calls handled or if the Services contracted for from Vendor materially change and if such change is expected to continue for more than [***], Comcast and Vendor shall equitably adjust the AHT based on the mutual agreement of the parties. New hire CSRs AHT will be excluded from the AHT calculation for the first ninety (90) days of employment, except for CSRs hired as attrition replacements. If Vendor’s actual AHT for a fiscal [***] does not exceed the AHT Target by more than [***], then no credit shall be due to Comcast.   If Vendor’s actual AHT for a fiscal month exceeds the AHT Target by more [***] then a credit shall be issued to Comcast. The calculation of the credit shall be as set forth below:

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Goal AHT [***] = Max AHT
Total Worked Hours= Productive Hours + Best Effort Hours + Overtime Hours
AHT Target Credit = ((Actual Vendor AHT/Max AHT) – 1) x (Total Worked Hours)

[***]

e.                   Service Level Target Beta Period:  All Service Level Targets, including the AHT Target and associated Credits, shall be waived for [***] following the month in which production begins (“Beta Period”).

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EXHIBIT B
CHANGE MANAGEMENT FORM

Program:			PCR No.:
Originator:			Date:
Department:	Phone #:		Title:
Locations Impacted:
Requested Implementation Date:
Estimated Hours: (LOE)	☐Billable	☐Non-Billable	Billing Rate/Hour:
Fixed Fee Cost (if applicable)
Type of Change:
Scope of Change:	☐Minor (Anything within current contract)		☐Major (may require contract amendment) MUST BE REVIEWED BY Business and/or P&L Owner
Reason for Change: (give brief overview of the reason for the change i.e. due to additional business, project enhancements or resulting from a corrective action), and identify whether change is permanent or temporary

Area(s) of Change
☐ Accounting/Payroll			☐ Network
☐ Data Processing			☐ Resource Planning
☐ General Facilities			☐ Quality Assurance
☐ Human Resources			☐ Telecom
☐ IT/BI			☐ Training
☐ Operations			☐ Recruiting
☐ Miscellaneous (Please describe below)
☐ Other:
Description of Change(s) Requested: (describe the changes and how they affect each area or department, including key dates, requirements and billing information)

Comcast Authorization (SRT Comcast/LOB POC)
Comcast Representative’s Signature
Print Name	Date

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